SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 29, 1999


                               RECOTON CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


             NEW YORK                     0-5860               11-1771737
         (STATE OR OTHER JURISDIC-      (COMMISSION         (IRS EMPLOYER
         TION OF INCORPORATION)          FILE NUMBER)       IDENTIFICATION NO.)

                  2950 LAKE EMMA ROAD, LAKE MARY, FLORIDA 32746
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 407-333-8900

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On November 30, 1999 the Company retained the services of Deloitte & Touche LLP as its independent auditors. This engagement satisfies a condition of the Master Restructuring Agreement with the Company's lenders and noteholders dated as of September 8, 1999 which requires the Company to utilize an international auditing firm with offices in each of the countries in which the Company and its subsidiaries operate. This engagement was approved by the Board of Directors of the Company on the recommendation of its Audit Committee. During the Company's two most recent fiscal years and any subsequent interim period, the Company did not consult with Deloitte & Touche regarding any matters noted in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     On November 29, 1999 Cornick, Garber & Sandler, LLP resigned as the Company's independent auditors because they did not meet the condition of the Master Restructuring Agreement. There have been no "disagreements" within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any events of the type listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K involving Cornick, Garber & Sandler that occurred within the Company's two most recent fiscal years and any subsequent interim period. Cornick, Garber & Sandler's reports on the financial statements of the Company for the past two years did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company intends to continue to engage Cornick, Garber & Sandler to provide tax, consultation, and other services to the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          a.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED: not applicable

          b.   PRO FORMA FINANCIAL INFORMATION: not applicable

          c.   EXHIBITS:

               1. Letter from Cornick, Garber & Sandler LLP to the Securities and Exchange Commission dated December 2, 1999 regarding the change of auditors.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RECOTON COMPANY


                                       By: /S/ STUART MONT
                                           ----------------------
                                           Name: Stuart Mont
                                           Title: Chief Operating Officer and
                                           Executive Vice President-Operations

Dated:  December 2, 1999

                                  EXHIBIT INDEX

1. Letter from Cornick, Garber & Sandler LLP to the Securities and Exchange Commission dated December 2, 1999 regarding the change of auditors.